As filed with the Securities and Exchange Commission on June 23, 1999
                                        Registration No. 333 -
==============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                    -----------------------------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933
                    -----------------------------------
                         ICN PHARMACEUTICALS, INC.
           (Exact name of registrant as specified in its charter)


         Delaware                                              33-0628076
     (State or other                                        (I.R.S. Employer
     jurisdiction of                                     Identification Number)
     incorporation or
      organization)
                             3300 Hyland Avenue
                        Costa Mesa, California 92626
                          (Address of registrant's
                            principal executive
                                  offices)

             ICN PHARMACEUTICALS, INC. LONG-TERM INCENTIVE PLAN
                          (Full title of the plan)

                            David C. Watt, Esq.
     Executive Vice President, General Counsel and Corporate Secretary
                         ICN Pharmaceuticals, Inc.
              3300 Hyland Avenue, Costa Mesa, California 92626
                               (714) 545-0100
         (Name, address, and telephone number of agent for service)

                      CALCULATION OF REGISTRATION FEE

==============================================================================
                                           Proposed      Proposed
    Title of Securities       Amount to    Maximum       Maximum      Amount of
      to be Registered           be        Offering     Aggregate   Registration
                             Registered   Price Per      Offering        Fee
                                           Share(1)      Price(1)

------------------------------------------------------------------------------
Common Stock, $.01 par        600,000     $31.69(2)    $19,014,000   $5,285.89
value per share               shares



==============================================================================
(1) Includes an indeterminate number of shares of Company's Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities
     Act of 1933.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, based upon the average of the high and low prices of the Registrant's Common Stock as reported by the New York Stock Exchange on June 18, 1999.

                              EXPLANATORY NOTE

     This Registration Statement registers 600,000 shares of the Company's Common Stock issuable pursuant to its Long-Term Stock Incentive Plan. As permitted by the rules of the Securities and Exchange Commission, (the "SEC"), this Registration Statement omits the information specified in Part I of Form S-8.

                                  PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, NY and Chicago, IL. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Reports, proxy and information statements and other information concerning us can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005.

     The SEC allows us to "incorporate by reference" information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Registration Statement, and later information that we file with the SEC will automatically update this Registration Statement. We incorporate by reference the following documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1998 filed with the SEC on March 31, 1999, as amended on Form 10-K/A filed with the SEC on April 30, 1999;

          (b) The Company's Quarterly Report on Form 10-Q, for the quarter ended March 31, 1999 filed with the SEC on May 17, 1999;

          (c) Current Reports on Form 8-K filed with the SEC on March 19, 1999; and

          (d) The description of the Common Stock contained in the Registration Statement on Form 8-A, dated November 10, 1994.

          You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

          David C. Watt, Esq.
          Executive Vice President, General Counsel and Corporate Secretary
          ICN Pharmaceuticals, Inc.
          3300 Hyland Avenue, Costa Mesa, California 92626
          (714) 545-0100

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     The legality of the securities offered pursuant to this Registration Statement has been passed upon for the Company by David C. Watt, Esq., Executive Vice President, General Counsel and Corporate Secretary. Mr. Watt currently holds shares of the Common Stock and options to acquire shares of the Common Stock.


Item 6.  Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of Delaware (the "GCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made other than for expenses (including attorneys' fees), and no indemnification for expenses may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. However, if the director or officer is not successful in the defense of any action, suit or proceeding as referred to above or in the defense of any claim, issue or matter therein, he shall only be indemnified by the corporation as authorized in the specific case upon a determination that indemnification is proper because he or she met the applicable standard set forth above as determined by a majority of the disinterested Board of Directors or by the stockholders.

     The Company's bylaws provide indemnification to its officers and directors against liability they may incur in their capacity as such, which indemnification is similar to that provided by Section 145, unless a determination is reasonably and promptly made by a majority of the disinterested Board of Directors that the indemnitee acted in bad faith and in a manner that the indemnitee did not believe to be in or not opposed to the best interests of the Company, or, with respect to any criminal proceeding, that the indemnitee believed or had reasonable cause to believe that his or her conduct was unlawful.

     The Company carries directors' and officers' liability insurance, covering losses up to $5,000,000 (subject to a $500,000 deductible).

     The Company, as a matter of policy, enters into indemnification agreements with its directors and officers indemnifying them against liability they may incur in their capacity as such. The indemnification agreements require no specific standard of conduct for indemnification and make no distinction between civil and criminal proceedings, except in proceedings where the dishonesty of an indemnitee is alleged. Such indemnification is not available if an indemnitee is adjudicated to have acted in a deliberately dishonest manner with actual dishonest purpose and intent where such acts were material to the adjudicated proceeding. Additionally, the indemnity agreements provide indemnification for any judgment or amount paid in settlement of claims by or in the right of the Company. The indemnification agreements provide that the Company is not required to provide indemnification for any claim against an indemnitee where the claim is based upon the indemnitee obtaining personal advantage or profit to which he or she was not legally entitled, the claim is for an accounting of profits made in connection with a violation of Section16(b) of the Exchange Act, or similar state law provision, or the claim was brought about or contributed to by the dishonesty of the indemnitee.

     Section 102(b)(7) of the GCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director
(i)for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the GCL (relating to unlawful payment of dividend and unlawful stock purchase and redemption), or (iv) for any transaction from which the director derived an improper personal benefit. The Company has provided in its certificate of incorporation, as amended, that its directors shall be exculpated from liability as provided under Section 102(b)(7).



Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

Exhibit No.             Description of Exhibit
-----------             ----------------------

4.1   --     Amended  and  Restated   Certificate   of   Incorporation   of
             Registrant, filed as Exhibit 3.1 to Registration Statement No.
             33-83952  on  Form  S-1,  which  is  incorporated   herein  by
             reference,  as amended  by the  Certificate  of Merger,  dated
             November  10,  1994,  of  ICN   Pharmaceuticals,   Inc.,   SPI
             Pharmaceuticals,  Inc.,  and Viratek,  Inc.  with and into ICN
             Merger Corp.,  filed as Exhibit 4.1 to Registration  Statement
             No. 333-08179 on Form S-3, which is incorporated herein by reference.*

4.2   --     Bylaws of the Registrant, filed as Exhibit 3.2 to Registration
             Statement No. 33-83952 on Form S-1, which is incorporated herein by reference.*

4.3   --     Form of Rights Agreement, dated as of November 2, 1994 between the  Registrant and American Stock Transfer & Trust Company as
             Trustee,  previously  filed  as  Exhibit  4.3 to  Registration
             Statement on Form 8-A, dated November 10, 1994, which is incorporated herein by reference.*

4.4   --     ICN Pharmaceuticals,  Inc. Long-Term Incentive Plan previously filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, and incorporated herein by reference. *

5.1   --     Opinion of David C. Watt, Esq.,  Executive General Counsel and
             Corporate  Secretary  regarding  legality  of shares of Common
             Stock covered by the Registration statement.

15.1  --     Awareness   letter  of   independent   accountants   regarding
             unaudited interim financial statements

23.1  --     Consent  of  PricewaterhouseCoopers  LLP,  independent  public accountants.

23.2  --     Consent  of David C. Watt,  Esq.,  Executive  Vice  President,
             General Counsel and Corporate  Secretary  (included in Exhibit
             5.1).

24.1  --     Powers of Attorney (included on the signature pages)

* Incorporated by Reference.

Item 9.  Undertakings

      The Company hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (b) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (d) That, for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     The Company. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Costa Mesa, California, on June 23, 1999.



                                    ICN PHARMACEUTICALS, INC.





                                    By:  /s/ David C. Watt, Esq.
                                       ------------------------

                                       David C. Watt, Esq.
                                       Executive Vice President,
                                       General Counsel and
                                       Corporate Secretary


                             POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints David C. Watt, Esq. and John
E. Giordani, and each of them, as his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including any and all amendments, and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies, approves and confirms all that his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


               Signature                    Title                       Date
               ---------                    -----                       ----

                                     Chairman and Chief Executive June 23, 1999
   /s/ Milan Panic                     Officer
   ---------------------------------
   Milan Panic



   /s/ John E. Giordani              Executive Vice President -   June 23, 1999
   ---------------------------------   Chief Financial Officer
   John E. Giordani



   /s/ Adam Jerney                   Director, President -        June 23, 1999
   ---------------------------------   Chief Operating Officer
   Adam Jerney



   /s/ Norman Baker, Jr.
   ---------------------------------     Director                 June 23, 1999
   Norman Barker, Jr.


   /s/ Senator Birch Bayh, Esq.
   ---------------------------------     Director                 June 23, 1999
   Senator Birch Bayh, Esq.



   /s/ Alan F. Charles                   Director                 June 23, 1999
   ---------------------------------
   Alan F. Charles



   /s/ Roger Guillemin, M.D., Ph.D.      Director                 June 23, 1999
   ---------------------------------
   Roger Guillemin, M.D., Ph.D.



   /s/ Weldon B. Jolley, Ph.D.           Director                 June 23, 1999
   ---------------------------------
   Weldon B. Jolley, Ph.D.



   /s/ Andrei V. Kozyrev                 Director                 June 23, 1999
   ---------------------------------
   Andrei V. Kozyrev



   /s/ Jean-Francois Kurz                Director                 June 23, 1999
   ---------------------------------
   Jean-Francois Kurz



   /s/ Thomas H. Lenagh                  Director                 June 23, 1999
   ---------------------------------
   Thomas H. Lenagh



   /s/ Charles T. Manatt                 Director                 June 23, 1999
   ---------------------------------
   Charles T. Manatt



   /s/ Stephen D. Moses                  Director                 June 23, 1999
   ---------------------------------
   Stephen D. Moses



   /s/ Michael Smith, Ph.D.              Director                 June 23, 1999
   ---------------------------------
   Michael Smith, Ph.D.



   /s/ Roberts A. Smith, Ph.D.           Director                 June 23, 1999
   ---------------------------------
   Roberts A. Smith, Ph.D.



   /s/ Richard W. Starr                  Director                 June 23, 1999
   ---------------------------------
   Richard W. Starr

                             INDEX TO EXHIBITS
                             -----------------

 Exhibit No.                     Description of Exhibit            Page No.
 -----------                     ----------------------            --------


Exhibit No.             Description of Exhibit
-----------             ----------------------

4.1   --    Amended  and   Restated   Certificate   of   Incorporation   of
            Registrant,  filed as Exhibit 3.1 to Registration Statement No.
            33-83952  on  Form  S-1,  which  is   incorporated   herein  by
            reference,  as amended  by the  Certificate  of  Merger,  dated
            November  10,  1994,   of  ICN   Pharmaceuticals,   Inc.,   SPI
            Pharmaceuticals,  Inc.,  and  Viratek,  Inc.  with and into ICN
            Merger Corp.,  filed as Exhibit 4.1 to  Registration  Statement
            No. 333-08179 on Form S-3, which is incorporated herein by reference.*

4.2   --    Bylaws of the Registrant,  filed as Exhibit 3.2 to Registration
            Statement No. 33-83952 on Form S-1, which is incorporated herein by reference.*

4.3   --    Form of Rights Agreement,  dated as of November 2, 1994 between the  Registrant  and American Stock Transfer & Trust Company as
            Trustee,  previously  filed  as  Exhibit  4.3  to  Registration
            Statement on Form 8-A, dated November 10, 1994, which is incorporated herein by reference.*

4.4   --    ICN  Pharmaceuticals,  Inc. Long-Term Incentive Plan previously filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, and incorporated herein by reference. *

5.1   --    Opinion of David C. Watt, Esq.,  Executive  General Counsel and
            Corporate  Secretary  regarding  legality  of  shares of Common
            Stock covered by the Registration statement.

15.1  --    Awareness letter of independent accountants regarding unaudited interim financial statements

23.1  --    Consent  of  PricewaterhouseCoopers   LLP,  independent  public
            accountants.

23.2  --    Consent  of David C.  Watt,  Esq.,  Executive  Vice  President,
            General  Counsel and Corporate  Secretary  (included in Exhibit
            5.1).

24.1  --    Powers of Attorney (included on the signature pages)

* Incorporated by Reference.